Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-129499) of Conversion Services International Inc. of our report dated March  26, 2010 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey
March 26, 2010